UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2025

PMGC Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41875	33-2382547
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o 120 Newport Center Drive, Ste. 250 Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 794-4940

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ELAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 16, 2025, PMGC Holdings Inc. (the “Company”) and its wholly owned subsidiary, Elevai Skincare Inc. (the “Seller”), completed the previously announced disposition of substantially all of the assets (the “Disposed Assets”) and assignment of certain of the liabilities (the “Assumed Liabilities”) of the Seller, related to the Seller’s skincare and haircare business (the “Disposition”), pursuant to an Asset Purchase Agreement dated as of December 31, 2024 (the “Purchase Agreement”), by and among the Company, the Seller, Cutis Cura Corporation (the “Buyer”) and Carmell Corporation, a Nasdaq listed company (“CTCX”). The execution of the Purchase Agreement was previously disclosed on a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 7, 2025.

Upon the closing of the Disposition (the “Closing”), the total purchase price for the Disposed Assets was approximately $1.4 million, consisting of (i) 1,149,226 shares of common stock, par value $0.0001 per share, of CTCX (“CTCX Common Stock”), issued by CTCX to the Seller at the Closing, as well as 117,814 additional shares of CTCX Common Stock to be withheld by CTCX for 12 months after the Closing to secure the indemnification obligations of the Company and the Seller under the Purchase Agreement; (ii) the Buyer’s assumption of the Assumed Liabilities; and (iii) $56,525 in cash to be paid within 60 days following the sale by the Buyer of all 7,500 units of the Enfinity product and 20,000 tubes of the Empower product included in the Disposed Assets as of the Closing. Following the Closing, the Buyer will pay the following additional earnout consideration for the Disposed Assets, if and when payable: (A) the Buyer will pay to the Seller, for each year ending on the anniversary of the date of the Closing (the “Closing Date”) during the five-year period following the Closing, an amount, if any, equal to 5% of the Net Sales (as defined in the Purchase Agreement) of the Buyer generated during such year from the Seller’s existing products as of the Closing; and (B) the Buyer will pay to the Seller a one-time payment of $500,000 if the Buyer achieves $500,000 in net revenue from sales of the Seller’s existing hair and scalp products as of the Closing on or before the 24-month anniversary of the Closing Date.

The Seller agreed to change its name from Elevai Skincare Inc. to PMGC Impasse Corp. within a reasonable period of time after the Closing.

The foregoing description of the Purchase Agreement and the Disposition does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on January 7, 2025 and is incorporated herein by reference.

Item 8.01 Other Events.

On January 16, 2025, the Company issued a press release announcing the Closing. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information.

The pro forma financial information specified in Article 11 of Regulation S-X is filed as Exhibit 99.2 to this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description
10.1*	Asset Purchase Agreement dated as of December 31, 2024 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed with the SEC on January 7, 2025).
99.1	Press Release dated as of January 16, 2025.
99.2	Unaudited pro forma condensed consolidated statements of income for the fiscal years ended December 31, 2023 and 2022 and for the nine months ended September 30, 2024, and the notes related thereto, and unaudited pro forma condensed consolidated statement of financial condition as of September 30, 2024.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2025

PMGC Holdings Inc.

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	Chief Executive Officer and Chief Financial Officer

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